SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): April 10, 2003

Northrop Grumman Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	1-16411	95-4840775
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1840 Century Park East, Los Angeles, California 90067            www.northropgrumman.com

(Address of Principal Executive Offices and internet site)

(310) 553-6262

(Registrant's telephone number, including area code)

Item 9.  Regulation FD Disclosure.

Attached as an exhibit to this Current Report on Form 8-K is the First Amendment to the Five Year Revolving Credit Agreement dated as of March 30, 2001 among Northrop Grumman Corporation, Northrop Grumman Systems Corporation and Litton Industries, Inc., as borrowers, and the lenders and agents specified therein.

Exhibit No.	Description

99.1	First Amendment to the Five-Year Revolving Credit Agreement, dated as of March 30, 2001.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated as of April 10, 2003.

NORTHROP GRUMMAN CORPORATION

By:	/s/ JOHN H. MULLAN
John H. Mullan Corporate Vice President and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	First Amendment to the Five-Year Revolving Credit Agreement, dated as of March 30, 2001.